 Registration No. 333-258341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WIKISOFT CORP.

(Exact name or Registrant as specified in its charter)

Nevada	7374	35-2675388
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

315 Montgomery Street San Francisco, CA 94104 (800) 706-0806
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

401 Ryland St. Ste. 200-A

Reno, NV 89502

Phone: (775) 401-6800

 (Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Scott Doney

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(702) 982-5686

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 deregisters those securities that remain unsold as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Amendment”) amends the Registration Statement on Form S-1 (File No. 333-258341), filed by Wikisoft Corp., a Nevada corporation (the “Company”), initially filed with the Securities and Exchange Commission on July 30, 2021, and declared effective, by amendment, on November 23, 2021 (the “Registration Statement”). The Registration Statement originally registered a total of 4,500,000 shares of common stock, par value $0.001 per share (“Common Stock”), for resale in connection with an equity line financing (the “Offering”). The selling shareholder has sold a total of 4,000,000 shares of Common Stock over the course of the Offering, and the Company now desires to terminate the Offering and deregister all unsold shares of Common Stock.

Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Amendment to deregister 500,000 shares of Common Stock previously registered under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Copenhagen, Denmark on June 16, 2022.

WikiSoft Corp.

By:	/s/ Carsten Kjems Falk
Carsten Kjems Falk, Chief Executive Officer, (Principal Executive Officer)

By:	/s/ Krishnan Krishnamoorthy
Krishnan Krishnamoorthy, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Carsten Kjems Falk
Carsten Kjems Falk, Chief Executive Officer, (Principal Executive Officer) June 16, 2022
By:	/s/ Krishnan Krishnamoorthy
Krishnan Krishnamoorthy, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer) June 16, 2022
By:	/s/ Nicolas Link
Nicolas Link, Chairman of the Board and Director June 16, 2022

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